Pursuant to Rule 424(b)(3)
Registration No. 333-111679

AMENDMENT TO

SUPPLEMENT TO PROSPECTUS

DATED OCTOBER 1, 2004

PSYCHIATRIC SOLUTIONS, INC.

4,932,932 Shares

Common Stock

     This prospectus supplement, dated October 1, 2004, as amended (the “Supplement”), relates to the resale of 1,248,000 shares of common stock, $.01 par value per share (“Common Stock”), of Psychiatric Solutions, Inc. (the “Company”) that were obtained through the conversion of the Company’s series A convertible preferred stock and distributed by Oak Investment Partners X, Limited Partnership to its limited and general partners.

     The prospectus, dated January 29, 2004 (the “Prospectus”), to which this Supplement is attached, relates to the resale by the holders thereof of up to an aggregate of 4,891,502 shares of Common Stock issuable upon the conversion of the Company’s series A convertible preferred stock and 41,430 shares of Common Stock that were held by certain of the selling stockholders. As of the date hereof, all of the Company’s series A convertible preferred stock has been converted into shares of Common Stock, except 693,021 shares, plus accrued pay-in-kind dividends thereon, currently held by affiliates of Oak Investment Partners. This Supplement together, with the Prospectus, is to be used by certain holders of Common Stock or by their transferees, pledgees, donees or their successors in connection with the offer and sale of Common Stock. You should read this Supplement in conjunction with the Prospectus. This Supplement is qualified by reference to the Prospectus except to the extent that the information in this Supplement supersedes the information contained in the Prospectus.

     The table appearing under the heading “Selling Stockholders” in the Prospectus is hereby amended and superseded in part by the information appearing in the table below.

			Percentage of
			Common Stock
			Beneficially
	Number of Shares of	Number of Shares of	Owned Assuming
Name of Selling	Common Stock Beneficially	Common Stock That May Be	Completion of This
Stockholder	Owned(1)	Sold Pursuant Hereto	Offering
Oak Investment Partners X, Limited Partnership(2)
522 Fifth Avenue Fund LP	1,291	1,291	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager	14,855	14,855	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager	11,141	11,141	*
Asset Management Private Equity, L.P.	7,428	7,428	*
Auda Ventures L.P.	7,428	7,428	*
BancBoston Investments Inc.	4,531	4,531	*
BAS Oak X, LLC	23,136	23,136	*
President and Trustees of Bates College	2,228	2,228	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager	3,714	3,714	*
Trustees of Boston University	2,228	2,228	*
BSC Venture Fund LLC	4,301	4,301	*

California Emerging Ventures II, LLC	18,569	18,569	*
Cambria Investors, LLC	743	743	*
Hamilton Lane–Carpenters Partnership Fund, L.P.	3,714	3,714	*
CDB Web Tech International L.P.	7,428	7,428	*
The Trustees of the Cheyne Walk Trust	3,714	3,714	*
Mellon Bank N.A., solely in its capacity as Custodian for The Children’s Hospital Foundation (as directed by The Children’s Hospital Foundation), and not it its individual capacity	3,714	3,714	*
The Church Pension Fund	11,141	11,141	*
Citicorp Citigroup Investments	3,714	3,714	*
Citigroup Pension Plan	3,714	3,714	*
Commonfund Capital Partners 1999, L.P. By: Fairfield Partners 1999, its General Partner	186	186	*
JPMorganChase Bank as directed Trustee for the Corning Incorporated Retirement Master Trust	5,571	5,571	*
Crossroads Constitution Limited Partnership	130	130	*
Cutler Oil & Gas Corporation	2,971	2,971	*
Cymi, Ltd.	3,714	3,714	*
Trustees of Dartmouth College	5,199	5,199	*
Diageo Pension Trust Limited	1,448	1,448	*
William S. Dietrich II Revocable Trust	2,971	2,971	*
DLJ Venture Partners A, L.P.	1,552	1,552	*
DLJ Venture Partners B, L.P.	2,162	2,162	*
Alfred I. duPont Trust	7,428	7,428	*
Emory University	22,282	22,282	*
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the Employees Retirement Income Plan Trust of Minnesota Mining and Manufacturing Company, (as directed by 3M Benefit Funds Investment), and not in its individual capacity	18,569	18,569	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger	5,942	5,942	*
Endowment Venture Partners V, L.P. By: Fairfield Partners 2000, its General Partner	29,709	29,709	*
JPMorganChase Bank, as Trustee for First Plaza Group Trust	18,569	18,569	*
Wachovia Investors, Inc.	3,714	3,714	*
FLAG Venture Partners IV, L.P.	33,423	33,423	*
HarbourVest Partners VI-Parallel Partnership Fund L.P.	1,393	1,393	*
HarbourVest Partners VI-Partnership Fund, L.P.	17,175	17,175	*
HK Capital LLC	1,486	1,486	*

Horsley Bridge VII, L.P.	44,564	44,564	*
Horsley Bridge Netherlands VII, L.P.	11,141	11,141	*
Houston Police Officers Pension System	11,141	11,141	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager	3,714	3,714	*
International Business Machines Corporation	3,714	3,714	*
J.P. Morgan Pooled Corporate Finance Institutional Investors LLC	17,257	17,257	*
J.P. Morgan Pooled Corporate Finance Private Investors LLC	4,922	4,922	*
JDH Investors I, LLC	4,457	4,457	*
Ewing Marion Kauffman Foundation	5,199	5,199	*
John S. & James L. Knight Foundation	7,428	7,428	*
Lauer & Co. Agent for J.H. Pew Freedom Trust	1,040	1,040	*
Lauer & Co. Agent for J.N. Pew, Jr. Trust	520	520	*
Lauer & Co. Agent for Mabel Pew Myrin Trust	668	668	*
Lauer & Co. Agent for Pew Memorial Trust	4,902	4,902	*
Lauer & Co. Agent for The Medical Trust	297	297	*
The Lawrenceville School	2,228	2,228	*
Los Angeles County Employees Retirement Association	14,855	14,855	*
Mellon Trust of New England, N.A. as Trustee for the Lucent Techologies Inc. Master Pension Trust	63,133	63,133	*
Robert S. Mandra	743	743	*
The Markaz/Hamilton Lane Technology Fund, L.P.	1,486	1,486	*
Mathile Family Foundation	2,228	2,228	*
MejeanView LLC	743	743	*
Miami Corporation	8,913	8,913	*
Miami Partners, L.P.	371	371	*
Regents of the University of Michigan	7,428	7,428	*
The Mohawk River Fund II L.P.	7,428	7,428	*
Eileen M. More	743	743	*
Moussescale	3,714	3,714	*
Private Equity Investor PLC	7,428	7,428	*
The New Mexico State Investment Council Land Grant Permanent Fund	7,465	7,465	*
The New Mexico State Investment Council Severance Tax Permanent Fund	3,677	3,677	*
The Norinchukin Bank	22,282	22,282	*
Northeastern University	2,228	2,228	*
Northwestern University	14,855	14,855	*
University of Notre Dame du Lac	3,714	3,714	*
Novell, Inc.	7,428	7,428	*
Oak Associates Designated Corp.	—	—	*

Old Westbury Global Private Equity Fund, LLC	7,428	7,428	*
Old Westbury Venture Capital Fund II, LLC	6,841	6,841	*
Sal. Oppenheim Jr. & Cie. KGaA	5,199	5,199	*
Pantheon International Participations PLC	1,857	1,857	*
Pantheon USA Fund IV, L.P.	8,430	8,430	*
PEI Capital Partner II, L.P.	2,228	2,228	*
The Pfizer Foundation, Inc.	3,714	3,714	*
Master Trust between Pfizer Inc. and The Northern Trust Company	33,423	33,423	*
Pomona Partnership Holdings III, L.P.	1,455	1,455	*
Portfolio Advisors Private Equity Fund, L.P.	3,714	3,714	*
Pomona College	4,457	4,457	*
Ramsey Beirne Partners II, LLC	743	743	*
Rensselaer Polytechnic Institute	3,714	3,714	*
VenCap 9 Limited	7,428	7,428	*
Riverwind Investment Pte Ltd	22,282	22,282	*
The Trustees of the Ronald Family Trust B	743	743	*
University of San Francisco	1,486	1,486	*
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the SBC Master Pension Trust as directed by Shott Capital Management, LLC and not in its individual capacity	14,855	14,855	*
The Board of Trustees of the Leland Stanford Junior University	18,569	18,569	*
SunAmerica Investments, Inc.	6,908	6,908	*
SunAmerica Venture Fund 2000, L.P.	520	520	*
State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees’ Retirement System, State Employees’ Retirement System, and Michigan State Police Retirement System	25,995	25,995	*
SVB Strategic Investors Fund, LP	7,428	7,428	*
Teacher Retirement System of Texas, a public pension fund and agency of the State of Texas	66,847	66,847	*
The Travelers Indemnity Company	2,477	2,477	*
The Travelers Insurance Company	1,237	1,237	*
United Gulf Investments Limited c/o Brown Brothers Harriman Trust Company (Cayman) Limited	3,714	3,714	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager	3,714	3,714	*
VCM Treuhand Beteiligungsverwaltung GmbH	11,141	11,141	*
Credit Suisse Global Post-Venture Capital Fund	1,114	1,114	*

Credit Suisse Trust — Global Post-Venture Capital Portfolio	1,114	1,114	*
University of Washington	4,457	4,457	*
Washington State Investment Board	74,274	74,274	*
The Wellcome Trust Limited, as Trustee of the Wellcome Trust	11,141	11,141	*
Worldwide Oak X Ltd.	1,486	1,486	*
Illinois Municipal Retirement Fund Master Trust	1,634	1,634	*
Thomas Weisel Global Growth Partners (B), L.P.	9,838	9,838	*
Thomas Weisel Global Growth Partners (A), L.P.	3,161	3,161	*
Montagu Newhall Global Partners, LP	2,228	2,228	*
Shea-Paul Ventures, LLC	7,428	7,428	*
BM-CSAM Private Equity Fund, L.P.	3,714	3,714	*
CSFB Fund Investments VII Holdings, L.P.	8,913	8,913	*
Commonfund Capital Venture Partners VI, L.P.	8,913	8,913	*
Moussecapade, L.P.	7,428	7,428	*
Pomona Partnership Holdings III Portfolio, L.P.	7,627	7,627	*
ING Pomona Private Equity Fund	2,059	2,059	*
VenCap 6 Limited	3,714	3,714	*
Private Equity Portfolio Fund III, LLC	5,942	5,942	*
Private Equity Portfolio Technology Fund, LLC	668	668	*
ATWILL CSFB Private Equity Partners, L.P.	3,714	3,714	*
TD Capital Private Equity Investors Partnership	4,250	4,250	*
TD Parallel Private Equity Investors Ltd.	3,178	3,178	*
Pantheon USA Fund V, L.P.	2,228	2,228	*
Oppenheim Private Equity Holding
Blocker GmbH	2,228	2,228	*
MERS Investment Partnership, L.P.	3,714	3,714	*
Northern Trust Private Equity Fund, L.P.	2,228	2,228	*
Northern Trust Corporation	3,342	3,342	*
Stichting Pensioenfonds ABP	18,569	18,569	*
Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen	18,569	18,569	*
Lord Baltimore Venture Capital Partners, LLC	5,571	5,571	*
HarbourVest Partners VII — Venture Partnership Fund L.P.	3,714	3,714	*
CGI Private Equity L.P. LLC	14,855	14,855	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager - 04/01/03	407	407	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager 04/01/03	305	305	*

Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	102	102	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	163	163	*
Houston Police Officers Pension System - 04/01/03	305	305	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	102	102	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	102	102	*
Constitution Liquidating Fund, L.P.	12,868	12,868	*
Houston Police Officers Pension System - 01/01/04	763	763	*
Northern Trust Company as Trustees for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	254	254	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager - 01/01/04	1,017	1,017	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager 01/01/04	763	763	*
Board of Pensions Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	254	254	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger - 01/01/04	407	407	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	254	254	*
Hewlett-Packard Company Group Trust	7,428	7,428	*
Bandel L. Carano & Paula Michelle Carano, Trustees of the Bandel & Paula Carano Trust dated January 12, 2004(3)	704,591	8,570	4.43%
Frederic W. Harman, Trustee of the Bandel & Paula Carano Children’s Trust dated August 18, 2004	2,857	2,857	*
Edward F. Glassmeyer(4)	703,907	7,886	4.43%
EFG Trust II	5,025	5,025	*
F. & S. Harman Family Trust Created By Agreement Dated 7/26/96(5)	704,970	8,949	4.43%
The Harman Family Irrevocable Trust F/B/O Allison S. Harman	826	826	*

The Harman Family Irrevocable Trust F/B/O Kirsten E. Harman	826	826	*
The Harman Family Irrevocable Trust F/B/O Stephen F. Harman	826	826	*
Ann H. Lamont(6)	707,996	9,119	4.45%
The Lamont Children’s 1998 Trust	2,308	2,308	*
David B. Walrod(7)	701,734	5,713	4.41%
The David Black Family Partnership	2,950	2,950	*
Gerald R. Gallagher	2,374	2,374	*
Ann Gallagher 2000 GST Family Trust	197	197	*
Gerald P. Gallagher 2000 GST Family Trust	197	197	*
Megan Gallagher 2000 GST Family Trust	197	197	*
Grace A. Ames	1,180	1,180	*
Virginia K. Eddington	590	590	*
Munir R. Javeri	206	206	*
Ren B. Riley	590	590	*
Ifty A. Ahmed	590	590	*
Julie A. Cavaliere	590	590	*

*	Indicates beneficial ownership of less than 1.0% of the Company’s outstanding common stock.

(1)	Based on the Company’s review of filings with the Securities and Exchange Commission and other information available to the Company, the Company is not aware of any shares beneficially owned by the selling stockholders except as reflected in the table above.

(2)	As of October 1, 2004, Oak Investment Partners X, Limited Partnership has distributed to its limited and general partners 1,248,000 shares of the Company’s common stock obtained through the conversion of the Company’s series A convertible preferred stock. In turn, such general partner made a distribution of the shares received to its respective members.

(3)	Includes 8,570 shares directly owned by Bandel L. Carano & Paula Michelle Carano, Trustees of the Bandel & Paula Carano Trust dated January 12, 2004; 662,353 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak Investment Partners X, Limited Partnership (“Oak X, LP”) plus accrued pay-in-kind dividends thereon; 2,953 options held on behalf of Oak X, LP which are currently exercisable; 30,668 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X Affiliates Fund, Limited Partnership (“Oak X Affiliates, LP”) plus accrued pay-in-kind dividends thereon; and 47 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Excludes 826 shares held by each of The Harman Family Irrevocable Trust F/B/O Allison S. Harman, The Harman Family Irrevocable Trust F/B/O Kirsten E. Harman and The Harman Family Irrevocable Trust F/B/O Stephen F. Harman, for which Mr. Carano is a trustee. Mr. Carano is a Managing Member of Oak Associates X, L.L.C. (“Oak Associates X”), the General Partner of Oak X, LP and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Carano disclaims such beneficial ownership except with respect to shares directly owned by him.

(4)	Includes 7,886 shares directly owned by Edward F. Glassmeyer; 662,353 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X, LP plus accrued pay-in-kind dividends thereon; 2,953 options held on behalf of Oak X, LP which are currently exercisable; 30,668 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X Affiliates, LP plus accrued pay-in-kind dividends thereon; and 47 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Mr. Glassmeyer is a Managing Member of Oak Associates X, the General Partner of Oak X, LP and a Managing Member of Oak